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                                                                    Exhibit 16.1

November 20, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Hudson Valley Holding Corp. Form 8-K dated November 14, 2007, and have the following comments:

      1. We agree with the statements made in Item 4.01(a)(i)-(v) and we agree with the disclosures.

      2. We have no basis on which to agree or disagree with the statements made in Item 4.01(b)(i)-(ii).

Yours truly,

DELOITTE & TOUCHE LLP